QUEST DIAGNOSTICS INCORPORATED

                              RESTRICTED STOCK PLAN

                           FOR NON-EMPLOYEE DIRECTORS


1.   Purpose

     The Restricted Stock Plan for Non-Employee Directors (the "Plan") is to be a part of the compensation paid by Quest Diagnostics Incorporated (the "Corporation") for service as a director to individuals who are not employees of (i) the Corporation, (ii) any subsidiary corporation of the Corporation within the meaning of Section 425(f) of the Internal Revenue Code of 1986, as amended (the "Code") or of any successor section (a "Subsidiary") or (ii) any other entity in which the Corporation has at least one half of the ownership interest (such persons being referred to herein as "Non-Employee Directors"). The Plan is intended to increase the proprietary interest of the Non-Employee Directors, as owners of additional shares of the Common Stock of the Corporation, in the Corporation's success and progress.

2.   Stock Reserved Under Plan

     There is hereby reserved for issuance under the Plan an aggregate of 100,000 shares of the Corporation's Common Stock. Shares awarded pursuant to the Plan may be either authorized but unissued shares or treasury shares. If any shares awarded hereunder are thereafter acquired by the Corporation pursuant to rights reserved by the Corporation at the time of transfer as hereinafter described, such shares may thereafter be reissued under the Plan. The term "restricted stock" as used herein means the Corporation's Common Stock awarded pursuant to the Plan.

3.   Administration

     The Plan shall be administered by the Nominating Committee of the Board of Directors of the Corporation, which shall consist of at least three directors who together shall have the authority to adopt rules and regulations for carrying out the Plan and to interpret, construe and implement the provisions of the Plan. The Committee may obtain such advice or assistance as it deems appropriate from persons not serving on the Committee.

4.   Recapitalization

     The aggregate number of shares of Common Stock which may be granted under the Plan shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Corporation resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares effected without receipt of consideration by the Corporation.

     Subject to any required action by the stockholders, if the Corporation shall be the surviving corporation in any merger or consolidation, any stock granted under the Plan shall apply to the


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     securities to which a holder of the number of shares of Common Stock would have been entitled to receive in such merger or consolidation. If the Corporation shall be dissolved or liquidated or if the Corporation shall not be the surviving corporation in any merger or consolidation, any stock granted under the Plan and then subject to forfeiture shall be vested in the Participant on the effective date of such event and the restrictions on transfer shall lapse.

     In the event of a change in the corporation's presently authorized Common Stock which is limited to a change of authorized shares with par value into the same number of shares with a different par value or into the same number of shares without par value, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan.

5.   Awards

     All Non-Employee Directors of the Corporation shall be participants in the Plan. The Corporation shall make the following awards under the Plan.

     (a) Each individual, on January 1, 1997 or, if later, upon initially being elected a Non-Employee Director, shall be issued by the Corporation one or more certificates representing in the aggregate five thousand (5,000) shares of restricted stock. No individual shall be issued more than 5,000 restricted shares in his lifetime under this Section 5(a).

     (b) Each individual, on January 1, 1997 and upon each subsequent election or re-election as a Non-Employee Directors, shall be issued by the Corporation one or more certificates representing in the aggregate seven hundred fifty (750) shares of restricted stock for each year specified in the term of office for which the director was elected (i.e., 2,250 shares for a three year term, 1,500 shares for a two year term, and 750 shares for a one year term).


6.   Terms of Grants

     a) Restrictions on Transfer - All shares granted to a Participant shall be subject to restriction on transfer, and may not be sold, assigned, transferred, pledged or otherwise encumbered, so long as the shares are forfeitable under Section 6(b).

     b) Forfeitability - In the event the participant ceases to be a Non-Employee Director of the Corporation prior to the date that the restricted shares granted to him/her are vested under Section 6(c) or 6(d), such shares shall be forfeited and all rights of the Participant to such shares shall terminate without further obligation on the part of the Corporation; provided, however, if such cessation is on account of death or medical or health reasons which render the Participant unable to perform the duties and responsibilities owed to the Corporation in his/her capacity as a director, the possibility of forfeiture shall lapse in its entirety and all such shares shall be vested in him/her.

     c) Vesting of Shares granted under Section 5(a) - Shares granted under
     Section 5(a) shall vest

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     (a) (i) one-third on the date on which the Participant has served for three years as a Non-Employee Director, (ii) one-third on the date on which the Participant has served for six years as a Non-Employee Director, and (iii) one-third on the date on which the Participant has served for nine years as a Non-Employee Director or (b) on the date such Participant terminates service as a Non-Employee Director under circumstances approved by a majority of the Nominating Committee. If a Participant terminates service as a Non-Employee Director prior to meeting the requirements set forth in the preceding sentence, the Board of Directors may, in its sole discretion, remove the restrictions on transfer and the possibility of forfeiture from such number of shares held by the Participant under the Plan as it determines is equitable; provided, however, such number shall not exceed an amount based upon the ratio that the number of years of service as a Non-Employee Director at the time of termination (including service prior to the date of initial grant) bears to nine years' service as a Director. For purposes of the Plan, a year shall mean the period of time commencing on the date of an annual meeting of stockholders of the Corporation and ending on the earlier of (i) the passage of one year from the date of such meeting or (ii) the day prior to the date of the next succeeding annual meeting of stockholders. In the event of the election of a Non-Employee Director by the Board, a year shall mean the period of time commencing on the date of such election and ending on the earlier of (i) the day prior to the date of the next succeeding annual meeting of stockholders or (ii) the completion of the initial period of service specified at the time of such election.


     (d) Vesting of Shares granted under Section 5(b)- Shares granted under
     Section 5(b) shall vest on the date on which the Participant completes the term to which he/she has been elected.

     e) Certificates - Each certificate representing the shares of Common Stock awarded hereunder may be stamped or otherwise imprinted on the face thereof with a legend in substantially the following form:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933. This certificate and the shares represented hereby are subject to the possibility of forfeiture under, and may be sold, transferred or otherwise disposed of only in accordance with, the terms of the Restricted Stock Plan for Non-Employee Directors of Quest Diagnostics Incorporated, a copy of which Plan is on file in the office of the Secretary of Quest Diagnostics Incorporated."

     f) Possession - Each certificate issued with respect to the shares of Common Stock granted pursuant to the Plan shall be registered in the name of the Participant but shall be held by the Corporation for safekeeping until possibility of forfeiture and the restriction on transfer of the shares lapse pursuant to the terms of the Plan. After the possibility of forfeiture and the transfer restrictions applicable to shares registered in the name of a Participant shall have lapsed, the Corporation shall deliver to the Participant or to the Participant's beneficiary or estate one or more certificates representing the number of shares then vested in the Participant and free of restrictions.

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     g) Stockholder Rights. A non-employee director who receives an award under the Plan shall have rights as a stockholder with respect to the restricted shares of the Corporation's Common Stock covered by such award and shall receive dividends in cash or other property or other distributions or rights in respect of such stock and shall vote such stock as the record owner thereof, unless and until such stock is forfeited to the Corporation hereunder.

7.   Amendment or Termination

     The Board shall have the power to terminate the Plan at any time and to amend the Plan from time to time as it may deem proper; provided, however, that no such amendment or termination shall (a) affect adversely any outstanding awards, (b) increase the aggregate number of shares reserved under the Plan, (c) change the provisions of paragraph 2 of the Plan relating to the number of shares subject to each award or (d) change the class of persons eligible to participate in the Plan.

8.   Miscellaneous

     a) Nothing in the Plan shall be deemed to create any obligation on the part of the Board of Directors to nominate any director for re-election by the Corporation's stockholders.

     b) The Corporation shall have the right to require, prior to delivery of any shares granted hereunder, payment by the Participant of cash or shares of Common Stock of the Corporation to cover such taxes as are required by law with respect to the issuance or delivery of such shares.

9.   Effective Date and Term of Plan

     The Plan shall become effective on [January 1, 1997], or, if later, when approved by the vote of the Board of Directors of the Corporation and shall continue until December 31, 2001, or if earlier, until terminated by such Board.